SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2005

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2005, Adolor Corporation, a Delaware corporation (the “Company”), issued a press release announcing the appointment of Roger D. Graham, Jr. to the position of Senior Vice President Sales and Marketing, responsible for coordinating and managing the Company’s marketing, sales, sales operations, managed care, sales and marketing training and market research functions as well as other duties and responsibilities. The press release concerning the hiring of Mr. Graham is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Mr. Graham’s offer sets forth his annual salary of $330,000 plus a $25,000 sign on bonus, and allows his participation in the Company’s employee benefits programs. Mr. Graham will also participate in the Company’s incentive compensation plan.

Mr. Graham is eligible to participate in the Company’s stock option program and was granted on April 18, 2005 an option to purchase 125,000 shares of the Company’s common stock. These options will be subject to the terms of the Company’s amended and restated 1994 equity compensation plan.

Mr. Graham’s offer letter from the Company is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Offer letter accepted as of April 14, 2005 between Adolor Corporation and Roger D. Graham, Jr.

99.1	Adolor Corporation Press Release, dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Name:	Michael R. Dougherty
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Dated: April 19, 2005